UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2008

Reliant Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2008, Reliant Energy Channelview LP and Reliant Energy Services Channelview LLC (together, Channelview), each an indirect wholly-owned subsidiary of Reliant Energy, Inc. (Reliant), entered into an agreement with Kelson Energy IV LLC, an affiliate of Kelson Energy, to sell our Channelview cogeneration assets and assign related contracts for $468 million. The sale is subject to closing conditions, including the approval of the court overseeing Channelview’s Chapter 11 bankruptcy proceedings. We expect to close in the second or third quarter of 2008.

The sale is expected to resolve the bankruptcy proceedings and provide value to Reliant for its equity interest. Proceeds from the sale will be used to settle the claims of secured creditors (approximately $379 million of debt, accrued interest and make-whole payments as of January 31, 2008), the claims of unsecured creditors (approximately $29 million as of January 31, 2008), and a cash sharing agreement (amount subject to a bankruptcy court ruling). Residual proceeds will be retained by Reliant.

Item 7.01 Regulation FD Disclosure.

Any gain or loss on the sale described under Item 1.01 will depend on the net proceeds received. It is possible an impairment could be recognized if the net proceeds and remaining assets (including cash and working capital) do not exceed our net investment in and receivables from Channelview ($83 million as of December 31, 2007).

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This report contains "forward-looking statements" that contain projections, estimates or assumptions about the sale of our interests in Channelview and our use of the related sales proceeds, Channelview’s bankruptcy proceedings, other financial items and plans and objectives for transactions and dispositions. In many cases you can identify forward-looking statements by terminology such as "intend," "may," "plan," "will," "expect," and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, regulatory developments and approvals, legal, governmental and bankruptcy proceedings, financial market conditions, access to capital, changes in commodity prices and interest rates, and other factors we discuss or refer to in the "Risk Factors" section of our filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

February 25, 2008	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller